UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2023

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                     Entry Into a Material Definitive Agreement.

On March 1, 2023, Exact Sciences Corporation (the “Company”) completed the closing of the transactions contemplated by that certain Exchange and Purchase Agreement, dated February 23, 2023 (the “Agreement”), by and between the Company and a holder (the “Holder”) of certain of the Company’s 0.3750% Convertible Senior Notes due 2027 (the “Existing 2027 Notes”) and certain of the Company’s 0.3750% Convertible Senior Notes due 2028 (the “Existing 2028 Notes” and together with the Existing 2027 Notes, the “Existing Notes”).
Pursuant to the terms of the Agreement, the Company issued to the Holder $500,000,000 aggregate principal amount of a new series of 2.00% Convertible Senior Notes due 2030 (the "2030 Notes") in exchange for (i) $183,678,000 aggregate principal amount of the Holder's Existing 2027 Notes, (ii) $200,958,000 aggregate principal amount of the Holder's Existing 2028 Notes, and (iii) approximately $138,000,000 in cash (collectively, the “Exchange and Purchase”). The 2030 Notes were issued pursuant to an indenture dated as of January 17, 2018 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture dated as of March 1, 2023, (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Company estimates the net proceeds from the Exchange and Purchase will be approximately $133,000,000 after payment of accrued and unpaid interest on the Existing Notes and fees and expenses related to the transaction.
The 2030 Notes were issued by the Company without registration in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 2030 Notes will mature on March 1, 2030 (the “Maturity Date”), unless earlier repurchased or converted. The 2030 Notes are senior unsecured obligations of the Company and bear interest at a rate of 2.00% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2023.
Prior to September 1, 2029, the 2030 Notes will be convertible only upon the occurrence of certain events specified in the Indenture and during certain periods, and thereafter, until the close of business on the second scheduled trading day immediately preceding the Maturity Date. The 2030 Notes will be convertible into cash, shares of the Company’s common stock (plus, if applicable, cash in lieu of any fractional share), or a combination of cash and shares of the Company’s common stock, at the Company’s election.
The Company may not redeem the 2030 Notes prior to the Maturity Date. If a “fundamental change” (as defined in the Indenture) occurs prior to the Maturity Date, subject to certain conditions, the Holder may require the Company to repurchase for cash all or any portion of their 2030 Notes at a repurchase price equal to 100% of the principal amount of the 2030 Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The conversion rate for the 2030 Notes is initially 12.3724 shares per $1,000 principal amount of 2030 Notes, which is equivalent to an initial conversion price of approximately $80.825 per share of common stock representing a conversion premium of 25.00% over the last reported sale price of $64.66 per share of the Company’s common stock on the Nasdaq Stock Market on February 22, 2023. The conversion rate is subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, holders of the 2030 Notes who convert their 2030 Notes in connection with a “make-whole fundamental change” (as defined in the Indenture), will, under certain circumstances, be entitled to an increase in the conversion rate.
The Indenture contains customary events of default including: (1) the Company’s failure to pay any interest on the 2030 Notes for 30 calendar days after the date when due; (2) the Company’s failure to pay when due (a) the principal of the 2030 Notes or (b) the fundamental change repurchase price payable (as defined in the Indenture) in respect of the 2030 Notes; (3) the Company’s failure to comply with its obligations to convert any 2030 Notes in accordance with the Indenture for a period of five business days following the scheduled settlement for such conversion; (4) the Company’s failure to provide notice as required pursuant to the Indenture in the event of certain specified corporate transactions or events; (5) the Company’s failure to perform or its breach of any covenant or warranty of the Company contained in the 2030 Notes or the Indenture for a period of 60 consecutive calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the 2030 Notes then outstanding; and (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company.
If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of 2030 Notes then outstanding by notice to the Company and the Trustee, may declare the principal of all of the then outstanding 2030 Notes to be due and payable.

The Indenture provides that the Company may, without the consent of the holders of the Notes, consolidate with, merge into or transfer all or substantially all of its consolidated assets to any corporation organized under the laws of the United States or any of its political subdivisions provided that: (1) the surviving entity assumes all of the Company’s obligations under the Indenture and the Notes, as provided in the Indenture; (2) immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and (3) if the Company will not be the resulting or surviving corporation from the consolidation, merger or transfer, an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer complies with the Indenture, have been delivered to the Trustee.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture, which are attached, or incorporated by reference, as applicable, as Exhibit 4.1 and Exhibit 4.2, respectively, hereto. The form of the 2030 Notes issued pursuant to the Indenture is attached as an exhibit to the Supplemental Indenture and the terms and conditions thereof are incorporated by reference herein.
Item 2.03.                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                     Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.                     Other Events.

The Company issued a press release dated February 23, 2023 announcing the Exchange and Purchase. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.                     Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed below and incorporated herein by reference.

Exhibit No.	Exhibit Description

4.1	Indenture, dated January 17, 2018, between the Company and U.S. Bank National Association, as Trustee (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 17, 2018 and incorporated herein by reference).

4.2	Fourth Supplemental Indenture, dated March 1, 2023, between the Company and U.S. Bank National Association, as Trustee (including the form of 2.00% Convertible Senior Notes due 2030).

99.1	Press release dated February 23, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: March 1, 2023	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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